Exhibit 99.1

CORRECTED RELEASE - Synalloy Announces
ASTI Closing; Projections for 2018 and 2019

Richmond, VA, January 4, 2019;  This press release corrects a prior version published on January 3, 2019. This corrected press release includes the Reconciliation of Forecasted 2018 and 2019 Net Income to Adjusted EBITDA table at the bottom of the Press Release.
The corrected release reads:
NEWS RELEASE
FOR IMMEDIATE RELEASE
Synalloy Announces ASTI Closing; Projections for 2018 and 2019
RICHMOND, VA, January 4, 2019 (GLOBE NEWSWIRE) -- Synalloy Corporation is pleased to announce that its wholly-owned subsidiary, ASTI Acquisition, LLC (to be re-named American Stainless Tubing, LLC), completed the acquisition of substantially all of the assets of American Stainless Tubing Inc. (ASTI) on January 2, 2019, with an effective date of January 1, 2019. “We are very excited to add ASTI’s operations and its employees to the Synalloy family and look forward to a solid contribution from this unit in 2019 and beyond,” said Craig C. Bram, Synalloy’s President and CEO.
The Company is also pleased to announce that its sale lease-back partner, Store Capital, closed on the purchase of ASTI’s real estate in North Carolina, which facilities have been incorporated into Synalloy’s master lease agreement with Store Capital and subleased to American Stainless Tubing, LLC.
With the fourth quarter now behind us, the Company is projecting 2018 revenue of approximately $280 million and Adjusted EBITDA totaling $34 million. Both revenue and Adjusted EBITDA results represent record performances for the Company. Adjusted EBITDA for the year will include about $6.5 million of inventory profits and positive manufacturing variances. “Shipments in the fourth quarter were below plan due to tighter inventory management at distribution customers in our pipe and tube businesses, as well as several lost operating days due to weather and physical inventory counts,” said Bram. “However, order activity remained at a high level and we ended the year with strong backlogs across the Metals unit. Product mix and overall pricing in the order book are favorable as well,” continued Bram.
Synalloy’s annual forecast for 2019, including the addition of ASTI’s operations, calls for revenue of $340 million. Adjusted EBITDA is projected to total $34 million. The Adjusted EBITDA forecast assumes no inventory profits in 2019 and represents a 24% increase over 2018’s Adjusted EBITDA on a comparable basis. Looking at the balance sheet, immediately following the acquisition of ASTI’s operations, net debt will total approximately $92 million, or roughly 2.7 times trailing and NTM Adjusted EBITDA. Note that $32 million of the net debt is directly the result of increased working capital associated with the growth in revenue in 2018. We expect to reduce net debt by a minimum of $25 million during the course of 2019, excluding the impact of any additional acquisitions. This would take the Company’s leverage below 2.0 times Adjusted EBITDA.
Synalloy Corporation (Nasdaq: SYNL) is a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe and tube, galvanized pipe and tube, fiberglass and steel storage tanks, specialty chemicals and the master distribution of seamless carbon pipe and tubing. For more information about Synalloy Corporation, please visit our website at www.synalloy.com.
Forward-Looking Statements
This press release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause

Exhibit 99.1

actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil and nickel prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings. The Company assumes no obligation to update the information included in this release.
Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.

•
Adjusted EBITDA is a non-GAAP measure and excludes discontinued operations, goodwill impairment, interest expense, change in fair value of interest rate swap, income taxes, depreciation, amortization, stock option / grant costs, acquisition costs, shelf registration costs, earn-out adjustments, gain on excess death benefit, all (gains) losses associated with the Sale-Leaseback, realized and unrealized gains and losses on investments, casualty insurance gain and retention costs from net income.

Management believes that these non-GAAP measures provide additional useful information to allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP. For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income to Adjusted EBITDA as shown on next page.

Contact: Dennis Loughran at (804) 822-3266

Exhibit 99.1

Reconciliation of Forecasted 2018 and 2019 Net Income to Adjusted EBITDA (1)

(unaudited)	2018 Forecast	2019 Forecast
Consolidated
Net income	$12,779,000	$15,250,000
Adjustments:
Interest expense	1,935,000	3,350,000
Income taxes	3,517,000	4,276,000
Depreciation	6,311,000	7,145,000
Amortization	2,363,000	2,336,000
EBITDA	26,905,000	32,357,000
Earn-out adjustments	2,212,000	246,000
Acquisition costs	1,260,000	—
Stock option / grant costs	824,000	1,292,000
Shelf registration costs	54,000	—
Loss on investments	2,513,000	—
Straight line lease cost - sale-leaseback	359,000	359,000
Sale-leaseback gain	(334,000)	(334,000)
Retention expense	157,000	95,000
Adjusted EBITDA (1)	$33,950,000	$34,015,000

Other favorable (unfavorable) impacts to income (2):
Inventory price change gain (loss)	$5,602,833	$—
Inventory cost adjustments	240,889	79,712
Aged inventory adjustment	34,267	—
Manufacturing variances	934,516	—
Total other favorable (unfavorable) impacts	$6,812,505	$79,712

(1)
The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is included in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company includes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: earnings before discontinued operations, interest (including change in fair value of interest rate swap), income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, acquisition costs, acquisition related retention costs, shelf registration costs, earn-out adjustments, gain on excess death benefit, (gains) losses associated with Sale-leaseback, realized and unrealized gains and losses on investments, stock option/grant costs, and other adjustments (lesser value items meeting the criteria, where cumulative impact in a period is material).

(2)
Other favorable (unfavorable) impacts to income - listed to provide investors with insight into financial impacts, that cannot be included in the Non-GAAP measure Adjusted EBITDA, but management believes can provide insight into underlying operational earnings associated with the respective period's activity level. The items include a) inventory price change - the calculated value that profits improved (declined) due to the increase (decrease) in metal and alloy pricing indices during the period, and b)inventory valuation adjustments - value of periodic adjustment to inventory carrying value unrelated to periodic earnings including i) reserve for lower of cost or net realizable value, ii) reserve for aged inventory and iii) manufacturing variances - the calculated value of manufacturing absorption deferred into inventory to be amortized in a later period, rather than being shown in the period that created the benefit or cost.